File No. 70-9901

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________
Post-Effective Amendment No. 1
to
FORM U-1
APPLICATION/DECLARATION
UNDER THE
PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

_____________________________________________________________
Energy East Corporation
P. O. Box 12904
Albany, NY 12212-2904

RGS Energy Group, Inc.
89 East Avenue
Rochester, NY 14649-0001

(Names of companies filing this statement and
addresses of principal executive offices)

_____________________________________________________________

Energy East Corporation

(Name of top registered holding company parent)
_____________________________________________________________

Robert D. Kump
Vice President, Treasurer & Secretary
Energy East Corporation
P.O. Box 12904
Albany, New York 12212-2904
Telephone: (518) 434-3049

(Names and addresses of agents for service)

The Commission is requested to send copies of all notices, orders and communications to:

Frank Lee, Esq.
Huber Lawrence & Abell
605 Third Avenue
New York, New York 10158
Telephone: (212) 682-6200

          This Post-Effective Amendment No. 1 is being filed to complete the record in this docket with respect to the retainability of certain non-utility businesses of Energy East, other than the gasoline distribution business of Griffith Oil Co., Inc., which will be sold no later than June 27, 2005. Energy East continues to explore opportunities to divest Griffith Oil's gasoline distribution business and believes the period ending June 27, 2005 is a reasonable and necessary amount of time within which to complete such divestiture, given the current market conditions.

ITEM 6   EXHIBITS AND FINANCIAL STATEMENTS

    EXHIBITS

The following exhibit is being filed with this Post-Effective Amendment No. 1:
H-2	Retention of Non-Utility Subsidiaries. (Filed herewith)

SIGNATURES

          Pursuant to the requirements of the Public Utility Holding Company Act of 1935, each of the undersigned companies has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY EAST CORPORATION RGS ENERGY GROUP, INC. /s/ Robert D. Kump Name: Robert D. Kump Title: Vice President, Treasurer and Secretary (Vice President and Secretary - RGS Energy Group, Inc.)	Date: February 13, 2003